UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):         February 4, 2008

SUN HEALTHCARE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12040	85-0410612
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18831 Von Karman, Suite 400 Irvine, CA	92612
(Address of principal executive offices)	(Zip Code)

No Change
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.               Results of Operations and Financial Condition

             On February 5, 2008, Sun Healthcare Group, Inc. (“Sun”) issued the press release furnished herewith as Exhibit 99.1 to provide guidance on its projected financial results for fiscal 2008 and to affirm its 2007 guidance that was announced on October 31, 2007.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of certain Officers; Compensatory Arrangements of Certain Officers

(b)            On February 4, 2008, Michael J. Foster, a member of the Board of Directors of Sun, advised Sun that he will not seek reelection to the Board after his term on the Board expires on the date of Sun’s annual meeting of stockholders, which we expect to be held on or around June 6, 2008.  Mr. Foster currently is a member of the Audit and Executive Committees of Sun’s Board of Directors.

In connection with Sun’s acquisition of Peak Medical Corporation (“Peak”) in December 2005, Sun entered into a Stockholders Agreement and a Registration Rights Agreement with the stockholders of Peak.  RFE Investment Partners V, L.P. and RFE VI SBIC, L.P. (collectively “RFE”) were significant stockholders of Peak, and Mr. Foster is a Managing Director of RFE.  Pursuant to the Stockholders Agreement, among other things, RFE was contractually entitled to nominate one individual to Sun’s Board of Directors until such time as RFE ceased to own at least 50% of the shares of our Common Stock that RFE acquired from SUN in the acquisition of Peak.  Mr. Foster was elected to Sun’s Board of Directors pursuant to the Stockholders Agreement.  RFE ceased to hold 50% of its Sun common stock during 2007.

Item 9.01.  Financial Statements and Exhibits

99.1	Press Release dated February 5, 2008.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN HEALTHCARE GROUP, INC.

/s/ Mike Berg
Name: Mike Berg
Title: Secretary

Dated:  February 6, 2008